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                                                                   Exhibit 10.30

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement") dated as of January 21, 2002, by and between SOURCE INTERLINK COMPANIES, INC., a Missouri corporation having an address at 10 East 40th Street, Suite 3110, New York, New York 10016 (the "Company"), and JOHN D'ALOIA, an individual residing at 8 East Larchmont Drive, Colts Neck, New Jersey 07722 ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive and Executive desires to provide Executive's exclusive services to the Company in connection with the Company's business; and

         WHEREAS, both parties desire to clarify and specify the rights and obligations which each has with respect to the other in connection with Executive's continued employment.

         NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1.       EMPLOYMENT

         The Company hereby employs Executive as an Executive Vice President/Chief Marketing Officer, and Executive hereby accepts such exclusive employment and agrees to render Executive's exclusive services as an employee of the Company for the term of this Agreement (as set forth in Section 5 below), all subject to and on the terms and conditions herein set forth.

2.       DUTIES AND RESPONSIBILITIES OF EXECUTIVE

         Executive shall perform such duties as are commensurate with his position and responsibilities, including without limitation, those enumerated in the Job Description attached hereto as Exhibit A, as well as generally exercising his best judgment; safeguarding and saving from waste the assets of the Company; and following, maintaining and implementing the business plans, budgets, business procedures and directives established and promulgated by the Company, as modified or amended from time to time. Executive agrees to faithfully perform such duties as the Company assigns to him; to devote the necessary time and best efforts to the marketing of the Company's products and services; and to endeavor to improve the Company's business for the term hereof. Executive shall serve as a member of the Company's Executive/Management Committee. Executive shall report to the President/Chief Operating Officer or his designee, and shall be subject to the direction of the Company's President and the Board of Directors, or their designees. Executive shall be available to travel as the reasonable needs of the Company shall require.

3.       COMPENSATION

         (a) In consideration for Executive's services to be performed under this Agreement and as compensation therefor, Executive shall receive, in addition to all other benefits provided for in the Agreement: for the first year of the Term (as hereinafter defined), a base salary (the "Base Salary") at a rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum; for the second and third years of the Term (as hereinafter defined), a minimum annual base salary at a rate of Two Hundred Fifty Thousand Dollars ($250,000) plus increases, if any, as determined by the Company's Compensation Committee for Executive Employees. All payments of Base Salary shall be subject to all applicable withholdings and deductions, and shall be payable in equal installments in accordance with the Company's normal and customary payroll practices applicable to comparable Executives.


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         (b) In addition to the Base Salary, Executive shall be eligible to receive annual bonus compensation ("Bonus Compensation") of up to $250,000 in each of the three years of the Term, based upon Executive's performance, as measured by the guidelines annexed hereto as Exhibit B. In the first year of the Term (as hereinafter defined), Executive shall be guaranteed to receive at least $50,000 in Bonus Compensation. All Bonus Compensation shall be payable within thirty (30) days after the close of the Company's fiscal year to which the Bonus Compensation is applicable, in one lump sum, subject to all applicable withholding and deductions, in accordance with the Company's customary payroll and bonus payment practices. Bonus Compensation payable hereunder shall be prorated by reference to the days of the period ending thirty (30) days after the close of the Company's fiscal year during which Executive was employed by the Company.

         (c) Subject to compliance with applicable federal and state security laws, ratification by the Company's Board of Directors, and compliance with the terms of the applicable shareholder's agreement, Company agrees to grant to Executive, at the time he reports to work, an option to purchase 150,000 shares of common stock of the Company. The option to purchase 50,000 of said shares will vest immediately upon Executive's first day of employment; an additional 50,000 will vest on his first anniversary; and the final 50,000 will vest on his second anniversary. All such options shall be granted directly to Executive outside of any Stock Option Plans. All such options shall (A) have an exercise price which is equal to the closing sale price on NASDAQ on the date of grant, which shall be Executive's first day of employment (B) be exercisable for up to one year after the date that Executive's employment with the Company terminates, and (C) otherwise have the same terms as options granted pursuant to the Company's Restricted Stock Option Plan, including any restrictions on resale of the underlying shares while Executive remains employed, except as otherwise provided herein or in the Non-Qualified Stock Option Agreement, effective February 1, 2002. The Board of Directors of the Company shall annually consider issuing additional options to Executive.

4.       BENEFITS

         (a) In addition to the Base Salary and the Bonus Compensation provided for in Section 3 above, during the term of Executive's employment with the Company (as hereinafter defined), Executive shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including, but not limited to, medical, dental, retirement, short-term disability, long-term disability, life insurance, sick leave and vacation benefits, plans and arrangements, generally made available by the Company to similar executives, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits, plans or arrangements.

         (b) Executive shall be entitled to reimbursement for all reasonable travel, entertainment and other expenses incurred in connection with the Company's business, provided that such expenses are (i) pre-approved by the Company if not in accordance with the Company's policies, and (ii) adequately documented and vouchered in accordance with the Company's policies. Executive may maintain membership in such professional and/or social organizations as he deems necessary for the conduct of business, and the Company shall reimburse Executive in an amount not to exceed Five Thousand Dollars ($5,000.00) per year for such memberships. The Company shall provide Executive with an automobile allowance in the amount of Eight Hundred Dollars ($800.00) per month as reimbursement for the costs, including insurance and maintenance, of using an automobile in connection with the Company's business.

5.       TERM OF EMPLOYMENT

         The term of Executive's employment hereunder (the "Term") shall commence on February 1, 2002 and shall expire on January 31, 2005, unless terminated prior thereto in accordance with Section 8 below.

6.       CONFIDENTIALITY

         (a) Executive agrees and covenants that, at any time during which Executive is employed by the Company (which, for purpose of this Section 6 shall include the Company's subsidiaries and affiliates) or



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thereafter, Executive will not (without first obtaining the express permission of the Company) (i) at any time during employment by the Company or thereafter, divulge to any person or entity, nor use other than in connection with the Company's business (either by Executive or in connection with any business) any "Confidential Information" (as hereinafter defined in Section 6(c) hereof) and
(ii) at any time during employment by the Company or thereafter, divulge to any person or entity, nor use (either by Executive or in connection with any business) any "Trade Secrets" (as hereinafter defined in Section 6(c) hereof) to which Executive may have had access or which had been revealed to Executive during the course of Executive's employment unless such disclosure is pursuant to a court order, disclosure in litigation involving the Company or in any reports or applications required by law to be filed with any governmental agency, but only after no less than ten (10) days prior consultation with the Company.

         (b) Any interest in patents, patent applications, inventions, copyrights, developments, innovations, methods, processes, analyses, drawings, and reports (collectively, "Inventions") which Executive may develop during the period Executive is employed under this Agreement (either during regular business hours or otherwise) relating to the fields in which the Company may then be engaged shall belong to the Company; and Executive shall disclose the Inventions to the Company and forthwith upon request of the Company, Executive shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all right, title, and interest in and to the Inventions free and clear of all liens, charges, and encumbrances.

         (c) As used in this Agreement, the term "Confidential Information" shall mean and include all information and data in respect of the Company's operations, financial condition, products, customers and business (including, without limitation, artwork, photographs, specifications, facsimiles, samples, business, marketing or promotional plans, creative written material and information relating to characters, concepts, names, trademarks, tradenames, tradedress and copyrights) which may be communicated to Executive or to which Executive may have access in the course of Executive's employment by the Company. Notwithstanding the foregoing, the term "Confidential Information" shall not include information which:

                  (i) is, at the time of the disclosure, a part of the public domain through no act or omission by Executive; or

                  (ii) is hereafter lawfully disclosed to Executive by a third party who or which did not acquire the information under an obligation of confidentiality to or through the Company.

         As used in this Agreement, the term "Trade Secrets" shall mean and include information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information
(i) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. In addition, the term "trade secrets" includes all information protectible as "trade secrets" under applicable law.

         Nothing in this Section 6 shall limit any protection, definition or remedy provided to the Company under any law, statute or legal principle relating to Confidential Information or Trade Secrets.

         Executive agrees that at the time of leaving the employ of the Company, Executive will deliver to the Company and not keep or deliver to anyone else, all notes, notebooks, drawings, memoranda, documents, and in general, any and all material relating to the business of the Company (except Executive's personal files and records) or relating to any employee, officer, director, agent or representative of the Company.


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7.       NON-COMPETITION; NON-SOLICITATION

         (a) Executive hereby agrees and covenants that during the period of Executive's employment at the Company, Executive will not directly or indirectly engage in or become interested (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, limited liability company, partnership, association or agent or otherwise) in any business or enterprise that shall, at the time, be in whole or in substantial part competitive with any material part of the business conducted by the Company (which, for purposes of this Section 7 shall include the Company's subsidiaries and affiliates) during the period of Executive's employment with the Company (except that ownership of not more than 1% of the outstanding securities of any class of any entity that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 7(a)).

         (b) Executive agrees and covenants that for the period commencing on the date hereof and ending two (2) years following the termination of Executive's employment with the Company (the "Limited Period"), Executive will not (without first obtaining the written permission of the Company) directly or indirectly divert or attempt to divert from the Company any business in which the Company is engaged; provided, however, that the foregoing shall not prevent Executive from doing business with the Company's customers and clients during the Limited Period.

         (c) Executive agrees and covenants that for the Limited Period, Executive will not (without first obtaining the written permission of the Company) directly or indirectly, recruit for employment, any person who then is an employee of the Company, or induce or seek to cause such person to terminate his or her employment with the Company.

8.       TERMINATION

         (a) Termination with Cause. Notwithstanding the terms of this Agreement, the Company may discharge Executive and terminate this Agreement for cause ("Cause") in the event of (i) Executive's willful refusal or willful failure to materially perform his duties hereunder with reasonable diligence or to follow a lawful directive of the Company commensurate with the Executive's position, in each such case, after Executive has been given an opportunity to cure as provided for in paragraph 21 (other than a failure or refusal resulting from Executive's disability), (ii) Executive's commission of an act involving breach of any fiduciary obligations, fraud, embezzlement, theft, or unlawful harassment based on protected status against the property or personnel of the Company, or the Company's suppliers, vendors, or customers, (iii) Executive's engaging in gross reckless conduct that the Company in good faith reasonably determines will have a material adverse affect on the business, assets, properties, results of operations or financial condition of the Company, (iv) Executive's conviction of a felony or plea of nolo contendere in respect thereof, or (v) Executive's engaging in any other criminal conduct that is injurious to the Company. In the event Executive is discharged for Cause pursuant to this Section 8(a), (i) Executive's Base Salary, Bonus Compensation and all benefits under Section 4 hereof shall terminate immediately upon such discharge (subject to applicable law, such as COBRA), and (ii) the Company shall have no further obligations to Executive, except for payment and reimbursement to Executive for any monies due to Executive, including, but not limited to, pro rated Base Salary, which right to payment or reimbursement accrued prior to such discharge.

         (b) Termination Without Cause. The Company may terminate Executive's employment with the Company without Cause (as defined in Section 8(a) above) at any time, upon written notice to Executive, and Executive shall receive upon such termination: (1) all Base Salary due to Executive through the end of the Term pursuant to Section 3(a) above, the pro-rated Bonus Compensation accrued as of the date of termination, pursuant to Section 3(b) above and Exhibit B hereto; and (3) reimbursement of all monies for which right to reimbursement accrued prior to termination. Among the circumstances that shall be deemed to constitute termination of Executive's employment without Cause are the following: termination of Executive's employment for any reason not specified in paragraph 8(a)(i)-(v) of this Agreement; layoff of Executive; a substantial and material change in Executive's duties and responsibilities to which Employee has not agreed, and in each such case, after Company has been given an opportunity to cure as provided for



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in paragraph 21; or a determination of the Board of Directors of Company to sell or dispose of substantially all of the assets of the Company or to distribute its assets to its shareholders in liquidation or to discontinue its business.

         (c) Voluntary Resignation. Executive may voluntarily resign his employment with the Company at any time during the Term. In the event of such resignation, the Company's obligations to Executive will be the same as those set forth in Section 8(a) above in the event of a termination with Cause.

         (d) Disability. Should Executive become totally disabled, within the meaning of the Company's long-term disability income policy and thereby become entitled to receive long-term disability benefits under the terms of such policy, the Company may terminate this Agreement and the Company shall have no further obligations to Executive or his legal representatives, except for (i) payment and reimbursement to Executive or his legal representatives for any monies due to Executive, including, but not limited to, pro rated Base Salary and prorated Bonus Compensation, which right to payment or reimbursement accrued prior to such discharge, (ii) provision of the long-term disability income policy, and (iii) any other obligations that the Company has to Executive as a matter of law.

         (e) Death. Should Executive die during the Term, the Company shall pay and reimburse to Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, as appropriate, any monies due to Executive, including, but not limited to, pro rated Base Salary and prorated Bonus Compensation, which right to payment or reimbursement accrued prior to Executive's death.

9.       VIOLATION OF OTHER AGREEMENTS

         Executive represents and warrants to the Company that Executive is legally able to enter into this Agreement and accept employment with the Company; that Executive is not prohibited by the terms of any agreement, understanding, law or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding, law or policy to which Executive is or may be a party, or by which Executive may be bound or subject; and that Executive is under no physical or mental disability that would hinder the performance of Executive's duties under this Agreement. Executive agrees that, as it is a material inducement to the Company that Executive makes the foregoing representations and warranties and that they be true in all respects, Executive shall forever indemnify and hold the Company harmless from and against all liability, costs or expenses (including attorney's fees and disbursements) on account of the foregoing representations being untrue.

10.      SPECIFIC PERFORMANCE; DAMAGES

         In the event of a breach or threatened breach of the provisions of Sections 6 or 7 hereof, Executive agrees that the injury which could be suffered by the Company (which for purposes of this Section 10 shall include the Company's successor-in-interest, subsidiaries and affiliates) would be of a character which could not be fully compensated for solely by recovery of monetary damages. Accordingly, Executive agrees that in the event of a breach or threatened breach of Sections 6 and 7 hereof, in addition to and not in lieu of any damages sustained by the Company and any other remedies which the Company may pursue hereunder or under any applicable law, the Company shall have the right to equitable relief, including but not limited to issuance of a temporary or permanent injunction or restraining order, by any court of competent jurisdiction against the commission or continuance of any such breach or threatened breach, without the necessity of proving any actual damages. In addition to, and not in limitation of the foregoing, Executive understands and confirms that, in the event of a breach or threatened breach of Sections 6 and 7 hereof, Executive may be held financially liable to the Company for any loss suffered by the Company as a result.


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11.      SUCCESSORS

         (a) This Agreement shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company, in the same manner and to the same extent that Company would be required to perform this Agreement if no such succession had taken place. The foregoing rights shall include the right of Executive's Representatives to exercise any outstanding options for so long as such options are by their terms exercisable.

         (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees ("Representatives").

12.      NOTICES

         Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

         In the case of the Company, with a copy simultaneously by like means to:

         Mr. James Gillis
         Source Interlink Companies, Inc.
         10 East 40th Street, Suite 3110
         New York, New York  10016

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

13.      WAIVERS

         No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14.      PRESERVATION OF INTENT

         Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Executive agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

15.      ENTIRE AGREEMENT

         This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement, except as provided in this Agreement.


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16.      INUREMENT; ASSIGNMENT

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. The Company may assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company. Neither this Agreement nor any rights or obligations of Executive hereunder shall be transferable or assignable by Executive.

17.      AMENDMENT

         This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.


18.      HEADINGS

         The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19.      COUNTERPARTS

         This Agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

20.      GOVERNING LAW; DISPUTES

         This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving reference to principles of conflict of laws. Any controversy or claim arising out of or relating to the enforcement of the terms of this Agreement or contesting the termination of the employment relationship, must be submitted for final and binding resolution by a private and impartial arbitrator, to be jointly selected by Executive and the Company as provided below.

         (a) Claims Covered. This agreement to submit to arbitration:

                  (i) Covers any dispute concerning the arbitrability of any such controversy or claim; and

                  (ii) Claims not excluded by subparagraph (b), whether made against the Company, any of its subsidiary or affiliated entities, or its individual officers or directors (in an official or personal capacity)including, but not limited to, any claim that could be asserted in court or before an administrative agency or claims for which the Executive has an alleged cause of action, including without limitation claims for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including but not limited to discrimination based on sex, pregnancy, race, national or ethnic origin, age, religion, creed, marital status, sexual orientation, mental or physical disability, medical condition or other characteristics protected by statute), claims for wrongful discharge, and/or claims for violation of any federal, state, or other law, statute, regulation, or ordinance, and whether based on statute or common law; and

          (b) Claims Not Covered. Claims covered by this Agreement do not include:


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                  (i) A claim for workers' compensation benefits;

                  (ii) A claim for unemployment compensation benefits;

                  (iii) A claim by the Company, for injunctive or other equitable relief including but not limited to claims for unfair competition and the use or unauthorized disclosure of trade secrets or confidential information, for which the Company may seek and obtain relief from a court of competent jurisdiction; and

                  (iv) A claim based upon the Company Employee benefits and/or welfare plans that contain an appeal procedure or other procedure for the resolution of disputes under the plan,

          (c) Binding Arbitration. Either party may submit a covered dispute for resolution by final binding arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association ("AAA") in New York, New York. The arbitration proceeding shall be conducted by a single arbitrator in accordance with the AAA Employment Dispute Resolution Rules. These Rules, incorporated by reference into this Procedure, include (but are not limited to) the procedures for the joint selection of an impartial arbitrator and for the hearing of evidence before the arbitrator. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The arbitrator shall have the authority to allow for appropriate discovery and exchange of information before a hearing, including (but not limited to) production of documents, information requests, depositions, and subpoenas.

                  (i) Any conflict between the rules and procedures set forth in the AAA rules and those set forth in this Agreement shall be resolved in favor of those in this Agreement.

                  (ii) The burden of proof at an arbitration shall at all times be on the party seeking relief.

                  (iii) In reaching a decision, the arbitrator shall apply the governing substantive law applicable to the claims, causes of action, and defenses asserted by the parties. The arbitrator shall have the power to award all remedies, including the award of attorneys fees and costs, that could be awarded by a court or administrative agency in accordance with the governing and applicable substantive law.

          (d) Time Limits and Procedures. The aggrieved party must give written notice of any claim to the other party within the legally applicable limitations of time; otherwise, the claim shall be void and deemed waived. The written notice shall describe the nature of all claims asserted and the facts upon which those claims are based and shall be mailed to the other party by certified or registered mail, return receipt requested.

                  (i) Any arbitration conducted under this Agreement shall take place in New York, New York, unless an alternative location is chosen by the mutual agreement of the parties. The arbitrator shall render a decision and award within 30 days after the close of the arbitration hearing or at any later time on which the parties may agree. The award shall be in writing and signed and dated by the arbitrator and shall contain express findings of fact and the basis for the award.

                  (ii) The parties agree to share equally the AAA administrative fees and the arbitrator's fees and expenses. Except as provided for in paragraph c(iii) above, all other costs and expenses associated with the arbitration, including, without limitation each party's respective attorneys' fees, shall be borne by the party incurring the expense.

                  (iii) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The award may be vacated or modified only on the grounds specified in the U. S. Arbitration Act or other applicable law.

          (e) No Retaliation. Under no circumstance will the Executive be retaliated against in any way for invoking this arbitration procedure in good faith to seek the resolution of a dispute.

          (f) Effect of Signature/Waiver of Right to Proceed in Court. By signatures below, both parties indicate their respective agreement to the terms set forth above. Both parties understand that by agreeing to the terms in this arbitration procedure, both are giving up any constitutional or statutory right they may possess to have covered claims decided in a court of law before a judge or a jury.

21.      RIGHT TO CURE

         No breach or default of paragraphs 8(a)(i) and 8(b) (relating to a substantial and material change in Executive's duties and responsibilities to which Executive has not agreed) of this Agreement shall be deemed to have occurred unless and until: (i) the non-defaulting party shall have given the defaulting party written notice to cure stating with reasonable specificity the nature of the alleged breach or default and the remedial action required and
(ii) ten business days from receipt of the notice shall have elapsed with the breach or default remaining uncured.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         EXECUTIVE:

                                         /s/ John D'Aloia
                                         ---------------------------------------
                                         John D'Aloia


                                         COMPANY:

                                         /s/ Source Interlink Companies, Inc.
                                         ---------------------------------------
                                         SOURCE INTERLINK COMPANIES, INC.


                                         By:      /s/ James R. Gillis
                                             -----------------------------------
                                         Name:    James R. Gillis
                                              ----------------------------------
                                         Title:     President and COO
                                               ---------------------------------